ZI CORPORATION

STOCK INCENTIVE PLAN

1.

Purpose

The purpose of the Zi Corporation Stock Incentive Plan - 2007 is to advance the interests of the Corporation and its subsidiaries and Affiliates by encouraging the directors, officers, employees and service providers of the Corporation and its subsidiaries and Affiliates to acquire shares in the Corporation, thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation or its subsidiaries or Affiliates and furnishing them with additional incentive in their efforts on behalf of the Corporation and its subsidiaries or Affiliates in the conduct of their affairs.

2.

Definitions

When used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)

“ASA” means the Securities Act (Alberta), as amended.

(b)

“Affiliate” means any corporation that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Corporation.

(c)

“Board” or “Board of Directors” means the board of directors of the Corporation.

(d)

“Code” means the United States Internal Revenue Code of 1986, as amended.

(e)

“Committee” means a committee of the Board appointed to administer the Plan. Unless otherwise determined by the Board of Directors, the Committee shall consist of all members of the Board of Directors of the Corporation who are non-employee directors as contemplated by Rule 16b-3 under the Exchange Act.

(f)

“Common Shares” means the common shares in the capital of the Corporation and any shares or securities of the Corporation into which such common shares are changed, converted, subdivided, consolidated or reclassified.

(g)

“Consultant” means any person (other than a director, officer or employee) or company engaged to provide ongoing management or consulting services to the Corporation.

(h)

“Corporation” means Zi Corporation and any successor corporation and any reference herein to action by the Corporation means action by or under the authority of its Board of Directors or a duly empowered committee appointed by the Board of Directors.

(i)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(j)

“Exercise Price” means the price required to be paid to acquire Common Shares on the exercise of Options on a per Common Share basis.

(k)

“Insider” means the same as provided for in the ASA and includes associates and Affiliates of the insider.

(l)

“Market Value” means at any date when the market value of Common Shares is to be determined, the higher of: (i) the five day volume weighted average trading price of the Common Shares where such five day period ends on the Trading Day immediately prior to such date and (ii) the closing price of the Common Shares or the Trading Day immediately prior to the date when the Market Value of Common Shares is to be determined.

(m)

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Common Shares from treasury at a price to be determined by the Board of Directors, but subject to the provisions hereof. Options under the Plan are not intended to be incentive stock options as described under Section 422 of the Code.

(n)

“Option Period” means such period as may be determined by the Board of Directors during which a Participant may exercise an Option, commencing on the date such Option is granted to such Participant and ending as specified in this Plan or in the Participant Agreement.

(o)

“Participant” means a person who is an officer, employee, director or Consultant of the Corporation or its subsidiaries or Affiliates who is granted an Option, Restricted Stock Award or Restricted Stock Unit Award pursuant to this Plan.

(p)

“Participant Agreement” means the written agreement that will be entered into between the Corporation and each Participant to whom an Option, Restricted Stock Award or Restricted Stock Unit Award is granted hereunder.

(q)

“Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a performance-based Option, Restricted Stock Award or Restricted Stock Unit Award. The extent to which such performance measures or goals are met will determine the vesting of the performance-based Option, Restricted Stock Award or Restricted Stock Unit Award.

(r)

“Period of Restriction” means the period during which Common Shares subject to a Restricted Stock Award are restricted and subject to forfeiture.

(s)

“Plan” shall mean this Zi Corporation Stock Incentive Plan – 2007 as embodied herein, and as amended from time to time.

(t)

“Restricted Stock Award” means an award of stock from treasury granted to a Participant as described in Section 6 hereof.

(u)

“Restricted Stock Unit” means a notional unit evidencing the right of a Participant to receive, at the time of vesting and without payment to the Corporation, one Common Share issued from treasury.

(v)

“Restricted Stock Unit Award” means an award of Restricted Stock Units granted to a Participant as described in Section 6 hereof.

(w)

“Trading Day” means a day on which at least a board lot of Common Shares shall have been sold through the facilities of the Toronto Stock Exchange, or NASDAQ or other relevant stock exchange.

3.

Administration

The Plan shall be administered by the Committee pursuant to rules of procedure fixed by the Board of Directors.

The Committee shall have full and final discretion to interpret the provisions of the Plan and prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan, and all decisions and interpretations made by the Committee shall be binding and conclusive upon the Participants and the Corporation subject to shareholder approval if required by any relevant stock exchange.

This Plan shall replace and supercede all previous employee stock option plans or other share compensation arrangements of the Corporation and any grants made under such previous plans or arrangements shall be deemed to have been made under this Plan, except that the terms of any such previous grants shall continue pursuant to their existing terms to the extent inconsistent with the terms of this Plan.

The Corporation shall bear all expenses of administering this Plan.

4.

Shares Subject to Plan

Subject to adjustment as provided in Section 18 hereof, the shares to be offered under the Plan shall consist of shares of the Corporation’s authorized but unissued Common Shares. If any Options, Restricted Stock Awards or Restricted Stock Unit Awards granted hereunder expire or terminate for any reason without having been exercised or vested in full, the unissued shares subject thereto shall again be available for the purpose of this Plan. If any Options are exercised, the number of Common Shares issued shall go back into the number of unissued shares available for purposes of the Plan but this shall not apply to vested or exercised Restricted Stock Awards or Restricted Stock Unit Awards. The aggregate number of shares to be delivered upon the exercise or vesting of all Options, Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction.

(a)

Maximum Number: Subject to adjustment as provided in Section 18 hereof, the aggregate number of Common Shares which may be reserved for issuance in respect of all Options, Restricted Stock Awards and Restricted Stock Unit Awards under this Plan together with options, restricted stock awards or restricted stock unit awards under any other employee stock option plans or other share compensation arrangements of the Corporation shall not exceed 15% of the Corporation’s total issued and outstanding Common Shares.

(b)

Insiders: Notwithstanding anything else herein contained:

(i)

the number of Common Shares which may be reserved for issuance under the Plan and under any other employee stock option plans or other share compensation arrangements of the Corporation at any one time to Insiders of the Corporation shall not exceed 10% of the Corporation’s total issued and outstanding Common Shares; and

(ii)

the number of Common Shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other share compensation arrangements of the Corporation to Insiders of the Corporation shall not exceed 10% Corporation’s total issued and outstanding Common Shares.

(c)

Fractional Shares: No fractional Common Shares may be purchased or issued under this Plan.

5.

Maintenance of Sufficient Capital

The Corporation shall at all times during the term of the Plan reserve and keep available such numbers of shares as will be sufficient to satisfy the requirements of the Plan.

6.

Participation

Any officer, employee, director or Consultant of the Corporation or any of its subsidiaries or Affiliates (including an entity that becomes a subsidiary or Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person should receive an Option, Restricted Stock Award or Restricted Stock Unit Award. Subject to Section 4 hereof, the Committee shall determine to whom Options, Restricted Stock Awards and/or Restricted Stock Unit Awards shall be granted, the terms and provisions of the respective Participant Agreements, the time or times at which such Options, Restricted Stock Awards and/or Restricted Stock Unit Awards shall be granted, and the number of Common Shares to be subject to each grant. No Participant shall be granted an Option, Restricted Stock Award and/or Restricted Stock Unit Award which exceeds the maximum number of shares permitted by any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction. An individual who has been granted an Option, Restricted Stock Award and/or Restricted Stock Unit Award may, if otherwise eligible, and if permitted by any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction, be granted additional Options, Restricted Stock Awards and/or Restricted Stock Unit Awards if the Committee shall so determine. Notwithstanding anything else herein contained:

(a)

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect a Participant’s relationship or employment with the Corporation.

(b)

Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Option, Restricted Stock Award or Restricted Stock Unit Award pursuant to the Plan shall in no way be construed as a guarantee of employment by the Corporation to the Participant.

(c)

Nothing contained in the Plan, nor in any Option, Restricted Stock Award or Restricted Stock Unit Award granted under the Plan, shall confer upon any Participant any right with respect to continuance as a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates.

(d)

No Participant shall have any of the rights of a shareholder in respect to Common Shares under an Option until such Common Shares shall have been paid for in full and issued by the Corporation pursuant to this Plan.

(e)

No Participant shall have any of the rights of a shareholder in respect to Common Shares underlying Restricted Stock Units until all applicable vesting conditions have been achieved or satisfied and such Common Shares have been issued by the Corporation pursuant to this Plan.

(f)

No Participant resident in Canada shall be entitled to receive a Restricted Stock Award.

(g)

With respect to persons who are subject to taxation under the Code, Options shall be granted only to persons for whom Common Shares constitutes “service recipient stock” within the meaning of Code Section 409A and the regulations thereunder.

(h)

Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Option, Restricted Stock Award or Restricted Stock Unit Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

7.

Participant Agreements

A Participant Agreement will be entered into between the Corporation and each Participant to whom an Option, Restricted Stock Award or Restricted Stock Unit Award is granted hereunder. Each Participant Agreement will set out the number of Common Shares subject to the Option or Restricted Stock Award, or the number of Restricted Stock Units subject to the Restricted Stock Unit Award, as the case may be, the Exercise Price in the case of Options, and any other terms and conditions, all in accordance with the provisions of this Plan. The Participant Agreement will be in such form as the Committee may from time to time approve, and may contain such terms as may be considered necessary in order that the Option, Restricted Stock Award or Restricted Stock Unit Award will comply with any provisions respecting options, stock awards, or stock unit awards in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation. It is the intent of the Corporation that, with respect to persons who are subject to taxation under the Code, Options and Restricted Stock Awards be exempt from Section 409A of the Code.

8.

Vesting

The Committee may, in its sole discretion, determine the time during which Options, Restricted Stock Awards and Restricted Stock Unit Awards shall vest and the method of vesting or, with respect to Options, determine that no vesting restriction shall exist.

In the case of Participants subject to taxation under the Code, each Restricted Stock Award shall be evidenced by a Participant Agreement that shall specify the number of Common Shares subject to the Restricted Stock Award, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), the Period of Restriction, and such other provisions as the Committee shall determine. The Committee may also impose such other restrictions under applicable federal, provincial or state securities laws as it may deem advisable, and may legend the certificates representing Restricted Stock Award to give appropriate notice of such restrictions. To the extent deemed necessary by the Committee, the Corporation will maintain custody of any certificates evidencing Common Shares granted pursuant to a Restricted Stock Award, and the Participant will deliver to the Corporation a stock power, endorsed in blank, with respect to each Restricted Stock Award. Subject to any applicable securities laws restrictions, Common Shares covered by each Restricted Stock Award made under the Plan shall become non-forfeitable and freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any and all applicable Performance Goal(s) by the Committee. Once the Common Shares are released from the restrictions, any legend as provided for under this paragraph shall be removed. Restricted Stock Awards can only become non-forfeitable and fully transferable during the Participant’s lifetime in the hands of the Participant.

In the case of Participants subject to taxation under the Income Tax Act (Canada), each Restricted Stock Unit Award shall be evidenced by a Participant Agreement that shall specify the number of Restricted Stock Units subject to the Restricted Stock Unit Award, the applicable vesting conditions (whether service-based conditions, with or without performance acceleration, and/or performance-based conditions), and such other provisions as the Committee shall determine. The Committee may also impose such other conditions under applicable federal, provincial or state securities laws as it may deem advisable. The Corporation will maintain a record of all outstanding Restricted Stock Units granted pursuant to a Restricted Stock Unit Award. Upon determination by the Committee that all vesting conditions of Restricted Stock Units held by a Participant (including any applicable Performance Goal(s)) have been satisfied or achieved, the Participant may elect to have the Corporation issue to the Participant from treasury one Common Share for each Restricted Stock Unit that has vested. Restricted Stock Unit Awards can only vest during the Participant’s lifetime in the hands of the Participant.

Notwithstanding the forgoing, where a Participant is subject to the taxation under the Code and receives a Restricted Stock Unit Award, upon determination by the Committee that all vesting conditions of Restricted Stock Units held by a Participant (including any applicable Performance Goal(s)) have been satisfied or achieved, the Corporation shall forthwith issue to the Participant from treasury one Common Share for each Restricted Stock Unit that has vested.

9.

Voting and Dividend Rights of Restricted Stock Awards

Unless otherwise provided in the Participant Agreement, during the period of restriction, Participants holding Restricted Stock Awards may exercise voting rights with respect to such Common Shares and shall, unless otherwise provided in the Participant Agreement (which may or may not provide for the accumulation and payment of dividends until the Common Shares of the Restricted Stock Award to which the dividends and other distributions relates vest), be entitled to receive all dividends with respect to such Common Shares.

10.

Exercise Price of Options

The Committee shall determine the Exercise Price of the Options. The Exercise Price shall be not less than the price permitted by any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction.

The Exercise Price shall be determined by the Committee at the time the Option is granted, which shall in no event be lower than the Market Value of the Common Shares as of the date of grant.

Payment of the Exercise Price by a Participant resident in Canada may not be made in Common Shares.

11.

Duration of Options

Each Option and all rights thereunder shall be expressed to expire on the date set out in the Participant Agreements and shall be subject to earlier termination as provided in Sections 14 and 15.

(a)

Subject to a maximum ten-year period, the Option period shall be a period of time fixed by the Committee, provided that the Option period shall be reduced with respect to any Option as provided in Sections 14 and 15 covering cessation as a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates or death of the Participant.

(b)

Except as set forth in Sections 14 and 15, or as otherwise determined by the Committee in its sole discretion, no Option may be exercised unless the Participant is at the time of such exercise a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates.

(c)

Notwithstanding anything else in the Plan, where the Option expires or is deemed to expire during a period of time imposed by the Corporation upon certain designated persons during which those persons may not trade in any securities of the Corporation (a “Black-Out Period”) or within ten (10) business days from the date that any such Black-Out Period ends, the Option shall not be deemed to expire until the day that is ten (10) business days from the last day of the Black-Out Period.

12.

Duration of Restricted Stock Awards and Restricted Stock Unit Awards

In the case of Restricted Stock Awards, the Period of Restriction shall not in any event exceed ten years.

In the case of Restricted Stock Unit Awards, the period during which a Restricted Stock Unit may vest and be exercised shall not in any event exceed ten years.

13.

Exercise of Options and Restricted Stock Units

Subject to this Plan and the applicable Participant Agreement, an Option may be exercised in whole or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and set forth in the Participant Agreement. The exercise of any Option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of shares with respect to which the Option is being exercised and accompanied by cash payment, certified cheque or bank draft for the full purchase price of such shares. No Participant, nor legal representatives of a Participant will be, or will be deemed to be, a holder of any Common Shares subject to an Option under this Plan, unless and until the certificates for such shares are issued to such persons under the terms of the Plan.

Subject to this Plan and the applicable Participant Agreement, a Restricted Stock Unit may be exercised in whole or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and set forth in the Participant Agreement, but in any event not until such Restricted Stock Units have vested in accordance with Section 8. The exercise of any Restricted Stock Unit will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of shares with respect to which the Restricted Stock Unit is being exercised. No Participant, nor legal representatives of a Participant will be, or will be deemed to be, a holder of any Common Shares subject to a Restricted Stock Unit under this Plan, unless and until the certificates for such shares are issued to such persons under the terms of the Plan.

14.

Ceasing to Be a Director, Officer, Employee or Consultant

(a)

If a Participant who was awarded an Option shall cease to be a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates for any reason (other than death), the Participant may, but only within the 90 days of the date the Participant's ceased to be a director, officer, employee or Consultant and subject to the ten-year maximum period provided in Section 11(a) hereof, exercise such Participant’s Options to the extent that the Participant was entitled to exercise them at the date of such cessation.

(b)

Except as otherwise provided in the Participant Agreement, if a Participant who was awarded a Restricted Stock Award shall cease to be a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates for any reason (other than death) prior to the expiration of a Period of Restriction, any unvested Common Shares under such Restricted Stock Award shall be forfeited and returned to the Corporation.

(c)

Except as otherwise provided in the Participant Agreement, if a Participant who was awarded a Restricted Stock Unit Award shall cease to be a director, officer, employee or Consultant of the Corporation or any of its subsidiaries or Affiliates for any reason (other than death) prior to the satisfaction or achievement of all applicable vesting conditions, any unvested Restricted Stock Units under such Restricted Stock Unit Award at the date of such cessation shall be forfeited.

(d)

To the extent that a Participant’s rights in an Option, Restricted Stock Award or Restricted Stock Unit Award expire, are forfeited or do not vest upon the completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability or other reason shall not be deemed interruptions of continuous employment or service for purposes of Options, Restricted Stock Awards and Restricted Stock Unit Awards.

(e)

A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date of which the Option, Restricted Stock Award or Restricted Stock Unit Award was granted to such Participant shall not result in termination of the Option, Restricted Stock Award or Restricted Stock Unit Award granted to such Participant provided that such Participant remains a director, officer, employee or Consultant otherwise eligible to receive Options, Restricted Stock Awards or Restricted Stock Unit Awards.

15.

Death of Participant

In the event of the death of a Participant, any Option previously granted to such Participant shall be exercisable only within the twelve months following such death (subject to the ten-year maximum period provided in Section 11(a) hereof) and then only:

(a)

by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or the laws of descent and distribution; and

(b)

if and to the extent that the Participant was entitled to exercise the Option at the date of the Participant’s death.

Except as otherwise provided in the Participant Agreement, in the event a Participant who was awarded a Restricted Stock Award dies prior to the expiration of a Period of Restriction, any unvested Common Shares under such Restricted Stock Award at the date of the Participant’s death shall be forfeited and returned to the Corporation.

Except as otherwise provided in the Participant Agreement, in the event a Participant who was awarded a Restricted Stock Unit Award dies prior to the satisfaction or achievement of all applicable vesting conditions, any unvested Restricted Stock Units under such Restricted Stock Unit Award at the date of the Participant’s death shall be forfeited.

16.

Tax Withholding.

The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, provincial, state and local taxes (including the Participant’s Federal Insurance Contributions Act (United States) obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan or any Option, Restricted Stock Award or Restricted Stock Unit Award thereunder.

With respect to withholding required upon the exercise of an Option, the lapse of restrictions on Restricted Stock Awards, the satisfaction or achievement of all applicable vesting conditions pertaining to a Restricted Stock Unit, or the occurrence of any other taxable event with respect to any award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Common Shares having a Market Value equal to the amount required to be withheld. The value of the Common Shares to be withheld shall be based on the Market Value of the Common Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

Notwithstanding any other provision of this Plan, withholding required upon the exercise of an Option by a Participant resident in Canada shall not be satisfied by the Corporation withholding Common Shares otherwise required to be delivered to the Participant by the Corporation upon the exercise of the Option or by the Participant delivering Common Shares to the Corporation.

17.

Adjustments

Other than dividends declared in the normal course and subject to any required approvals of applicable regulatory authorities and stock exchanges, in the event of any change in the Common Shares by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, the number and kind of shares which thereafter may be optioned and awarded under the Plan and the number and kind of shares subject to the Option, Restricted Stock Award or Restricted Stock Unit Award in outstanding Participant Agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion and only to the extent permitted under Section 409A of the Code and the regulations thereunder. No adjustment to the Common Shares to be delivered upon the exercise of an Option, or the vesting of a Restricted Stock Award or Restricted Stock Unit may result in fractional shares. If that were to be the case, the number of shares would be rounded down to the nearest whole Common Share and any adjustments to the exercise price of an Option will be rounded up to the nearest one cent.

18.

Transferability

All benefits, rights, Options, Restricted Stock Awards and Restricted Stock Unit Awards accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided as follows.

Options, Restricted Stock Awards, or Restricted Stock Unit Awards granted under the Plan shall be transferable or assignable only to a “permitted assign” and shall be exercisable only by the Participant or his or her permitted assign, and only in accordance with applicable securities laws. Any tax consequences will be the responsibility of the Participant and/or their “permitted assign” and not of the Corporation. For the purposes hereof “permitted assign” means for such Participant subject to taxation in Canada:

(a)

a trustee, custodian or administrator acting on behalf, or for the benefit, of the Participant;

(b)

a holding entity of the Participant;

(c)

a registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”) of the Participant, as such terms are defined in the Income Tax Act (Canada);

(d)

a spouse of the Participant;

(e)

a trustee, custodian or administrator acting on behalf, or for the benefit, of the spouse of the Participant;

(f)

a holding entity of the spouse of the Participant; or

(g)

an RRSP or RRIF of the spouse of the Participant.

Comparable “permitted assigns” may be permitted for participants subject to taxation under the Code but only with the consent of the Corporation and upon completion of any necessary filings required under applicable securities laws.

19.

Takeover or Change in Control

The Board of Directors shall have the power, in the event of:

(a)

any disposition of substantially all of the assets of the Corporation, or the dissolution, merger, amalgamation or consolidation of the Corporation, with or into any other corporation, or the merger, amalgamation or consolidation of any other corporation into the Corporation,

(b)

any change in control of the Corporation, or

(c)

an offer is made generally to the holders of the Corporation’s voting securities to purchase those securities and which is a “takeover bid” as defined in the ASA;

to amend outstanding Participant Agreements to permit the exercise of any or all of the remaining Options, or the vesting of Restricted Stock Awards or Restricted Stock Unit Awards, prior to the completion of any such transaction. If the Board of Directors shall exercise such power, the Options shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Participant, and the Restricted Stock Awards or Restricted Stock Unit Awards shall be deemed to have been amended to permit the vesting thereof in whole or in part, at any time or from time to time as determined by the Board of Directors prior to the completion of such transaction. For the purposes of the foregoing, a change in control of the Corporation shall occur if there becomes a Control Person (as defined in the ASA) with respect to the securities of the Corporation, who is not a Control Person as at the effective date of this Plan.

In the event of any transaction that could result in a change in control of the Corporation or constitute a “takeover bid” as defined in the ASA, the Committee in its discretion may (i) declare that outstanding Options, whether or not then exercisable, shall terminate as of the date of the change in control without any payment to holder thereof, provided the Committee gives its prior written notice to the Participant of such termination and the right to exercise such outstanding Options for at least ten (10) days before the change in control to the extent then exercisable (or to the extent exercisable as of the change in control), (ii) terminate on or before such change in control all outstanding Options, whether or not then exercisable, in consideration of payment to holder of the Option, with respect to each Common Share for which the Option is then exercisable (or for which the Option will be exercisable as of the change in control) of the excess, if any, of the Market Value on such date of a Common Share over the Exercise Price, (provided that Options that are not then exercisable and that are not to become exercisable upon the change in control, and Options with respect to which the Market Value of the Common shares exceeds the option price shall be cancelled without any payment therefor), (iii) terminate on or before the change in control outstanding Restricted Stock Awards that are not then non-forfeitable and freely transferable (and will not become non-forfeitable and freely transferable on the change in control) without any payment to the holder thereof, (iv) terminate on or before the change in control outstanding Restricted Stock Awards that are not then non-forfeitable and freely transferable (or that would not become non-forfeitable or freely transferable on the change in control) in exchange for payment equal to the Market Value of the Common Shares subject to the Restricted Stock Award (v) terminate on or before the change in control outstanding Restricted Stock Unit Awards of which all applicable vesting conditions have not been satisfied or achieved (and will not be satisfied or achieved on the change in control) without any payment to the holder thereof, (vi) terminate on or before the change in control outstanding Restricted Stock Unit Awards in respect of which all applicable vesting conditions have not been satisfied or achieved (or that would not be satisfied or achieved on the change in control) in exchange for payment equal to the Market Value of the Common Shares underlying the Restricted Stock Unit Award, or (vii) take such other actions as the Committee determines to be reasonable to permit the Participant to realize the value of the Option, Restricted Stock Award or Restricted Stock Unit Award (for purposes hereof, the value of Options whose Exercise Price exceeds the Market Value of the Common Shares, the value of a Restricted Stock Award that would not become non-forfeitable and fully transferable as of the change in control, and the value of a Restricted Stock Unit Award in respect of which all applicable vesting conditions would not be satisfied or achieved on the change in control, shall be deemed to be zero). The same actions need not be taken with respect to outstanding Options, Restricted Stock Awards or Restricted Stock Unit Awards.

20.

Amendment and Termination of Plan

The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options, Restricted Stock Awards or Restricted Stock Unit Awards granted under the Plan, subject to any required approval of any regulatory authority or stock exchange or the shareholders of the Corporation. Without limiting the generality of the foregoing, but subject to any required regulatory approval of any regulatory authority or stock exchange, the Board may at any time alter, amend or vary the Plan or the terms and conditions of Options, Restricted Stock Awards or Restricted Stock Unit Awards granted under the Plan, without the approval of the shareholders of the Corporation if the alteration, amendment or variance:

(a)

is for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)

is necessary to comply with applicable law or the requirements of any stock exchange on which the Common Shares of the Corporation are listed;

(c)

is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)

changes the terms and conditions on which Options, Restricted Stock Awards or Restricted Stock Unit Awards may be granted pursuant to the Plan including the provisions relating to Exercise Price, vesting provisions and Option Period;

(e)

changes the termination provisions of an Option, Restricted Stock Award or Restricted Stock Unit Award or the Plan which does not entail an extension beyond the original expiry date; or

(f)

is an amendment to the Plan of a “housekeeping nature”;

provided that in the case of any alteration, amendment or variance referred to in this Section 21, the alteration, amendment or variance does not:

(g)

amend the number of Common Shares issuable under the Plan;

(h)

add any form of financial assistance by the Corporation for the exercise of any Option;

(i)

result in a material or unreasonable dilution in the number of outstanding Common Shares or any material benefit to an Option holder;

(j)

change the class of eligible participants to the Plan which would have the potential of broadening or increasing participation by Insiders;

(k)

increase the term of an Option, Restricted Stock Award or Restricted Stock Unit Award held by an Insider; or

(l)

decrease the exercise price of an Option held by an Insider.

Notwithstanding the foregoing, no such amendment, suspension, termination or discontinuance may adversely impair the rights of any Participant with respect to outstanding Options, Restricted Stock Awards or Restricted Stock Unit Awards without the Participant’s consent. Moreover, no amendment or termination of an outstanding Option, Restricted Stock Award or Restricted Stock Unit Award may be made without the Participant’s consent if, as determined by the Committee in its sole discretion, such amendment or termination would subject the Participant to any excise tax or penalty under Code Section 409A. Notwithstanding the foregoing, the Corporation and its subsidiaries and Affiliates shall not be liable to the Participant if an Option, Restricted Stock Award or Restricted Stock Unit Award otherwise results in the Participant being subject to tax under Code Section 409A.

21.

Necessary Approvals

The ability of the Options, Restricted Stock Awards or Restricted Stock Unit Awards to be exercised or vest, as the case may be, and the obligation of the Corporation to issue and deliver shares in accordance with the Plan are subject to any approvals which may be required from the shareholders of the Corporation and any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation and compliance with applicable securities laws. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any Option exercise price paid to the Corporation will be returned to the Participant.

No Option is exercisable and no Restricted Stock Award nor Restricted Stock Unit Award is to be granted nor Common Shares issued except in compliance with all applicable federal, provincial or state laws (including, without limitation securities and withholding tax requirements), any listing agreement to which the Corporation is a party and the rules of all stock exchanges on which the Corporation’s Common Shares may be listed.

The Corporation shall be under no obligation to any Participant to register for offering or resale or to qualify for an exemption under the U.S. Securities Act of 1933, as amended, or to register or qualify under state securities laws, any Common Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Corporation may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Corporation deems necessary or desirable for compliance by the Corporation with United States federal and state securities laws.

22.

Effective Date of Plan

Subject to the approval of any stock exchange on which the shares of the Corporation are to be listed or other regulatory body having jurisdiction, the Plan as amended will be adopted by the Committee, and if so approved, the Plan shall become effective on the date on which this Plan is approved by the shareholders of the Corporation.

23.

Governing Law

This Plan and all Options, Restricted Stock Awards and Restricted Stock Unit Awards granted hereunder shall be governed, construed and administered in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

24.

No Fettering of Directors’ Discretion

Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to any other compensation arrangements.

Approved by the shareholders of the Corporation on July 26, 2007.